                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  FEBRUARY 17, 1997
                                                 -------------------

                          PAC RIM HOLDING CORPORATION
                         -----------------------------

        DELAWARE                      0-18779                  95-4105740
-----------------------------      -------------        ------------------------
(STATE OR OTHER JURISDICTION        (COMMISSION            (IRS EMPLOYER
  OF INCORPORATION)                 FILE NUMBER)           IDENTIFICATION NO.)


     6200 CANOGA AVENUE, WOODLAND HILLS, CALIFORNIA          91367-2402
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  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE   (818) 226-6200
                                                   ------------------


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         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT.)

ITEM 5: OTHER EVENTS


     Pac Rim Holding Corporation, a Delaware corporation ("Registrant") did on or about February 17, 1997 execute an Amended and Restated Agreement and Plan of Merger ("Amended Agreement") with Superior National Insurance Group, Inc., a California corporation, and SNTL Acquisition Corp., a Delaware corporation (collectively "Superior"), pursuant to the terms and provisions of which, subject to the fulfillment of certain conditions, it is contemplated that the transaction shall occur and close on or about April 15, 1997, or sooner, although the Amended Agreement does extend through May 15, 1997. In the event that transaction is completed, all of Registrant's issued and outstanding shares of common stock and "in the money" stock options, together with its outstanding debentures and warrants, shall be acquired and liquidated for cash consideration, which cash shall be payable at close of the contemplated transaction. The stockholders would receive $2.11 per share (a total of approximately $20,063,293), the convertible debenture holders would receive face value for the debentures or $20,000,000, and $1,957,739 would be paid to acquire all of the issued and outstanding warrants of the Company and options to purchase common stock that are "in-the-money", for a total consideration of approximately $42,021,032.

     An adjustment to increase the loss and loss adjustment expense reserves of Pac Rim's subsidiary, The Pacific Rim Assurance Company, by $12 million necessitated renegotiation of the terms of the prior definitive agreement with Superior National. The revised terms reflect a reduction of $12 million from the approximately $54 million in total consideration announced on September 17, 1996. Payment of that consideration would have resulted in Pac Rim's common shareholders and debenture, warrant and option holders receiving between $3.00 to $3.10 per share.

     Pac Rim, through its subsidiary, Pacific Rim Assurance, is engaged in the writing of workers' compensation insurance in California, Arizona, Texas, Georgia, and Alabama.

     Since its September 17 announcement of the transaction with Superior National, and the distribution of a proxy statement to shareholders on November 21, 1996, Pac Rim, on December 10, 1996 and January 10, 1997, announced postponements of its planned Special Meeting of Stockholders to approve the transaction. Those postponements were due to delays in securing California Department of Insurance ("DOI") approval of the pending transaction. The DOI had linked the approval of the transaction with the completion of its triennial examination of Pacific Rim Assurance as of December 31, 1995.

     Pacific Rim Assurance, similar to other California workers' compensation carriers, has experienced, and has previously disclosed, volatility in its claims experience of prior accident years. Such volatility is due to significant changes in legislative, economic, managed medical care, and other significant factors affecting loss and loss adjustment expense reserves. Pacific Rim Assurance, in conjunction and consultation with its internal and external actuaries, and with the concurrence of the DOI, increased its loss and loss adjustment expense reserves by approximately $12 million for accident years 1995 and prior, in its fourth quarter 1996 operating results. As a result of the increase to strengthen reserves, Pac Rim reported a significant loss in its results of operations for the fourth quarter of 1996 and the year ended December 31, 1996.

     The reduction in the purchase price to be paid by Superior National under the Agreement is entirely attributable to the reserve increase described above. Pac Rim and its actuaries believe that this strengthening of reserves will conclude the DOI's triennial examination and facilitate securing regulatory approval of the pending transaction. Both Pac Rim and Superior National believe that the pending acquisition transaction, as restated and described above, will be completed shortly.

     Completion and close of the proposed transaction is subject to the fulfillment and satisfaction of several conditions, including affirmative stockholders' vote by common stockholders of both Superior and Registrant, together with securing the consent and affirmative vote of holders of outstanding Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants of Registrant. Registrant has scheduled a special stockholders meeting to vote upon the proposal on April 8, 1997. The completion of the transaction also shall be conditioned upon obtaining certain regulatory and governmental approvals, including approvals from the Departments of Insurance in various states and jurisdictions in which Registrant and Superior conduct insurance business.

     A copy of the Amended and Restated Merger Agreement, as executed on February 17, 1997, is attached as an exhibit to this Form 8-K. After the Board of Directors of Registrant executed the Agreement, such event was subsequently announced in a press release dated February 18, 1997, a copy of which is attached as an exhibit hereto.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

5.4 Amended and Restated Agreement and Plan of Merger dated February 17, 1997 by and between Superior National Insurance Group, Inc.; a California corporation, SNTL Acquisition Corp., a Delaware corporation, and Pac Rim Holding Corporation, a Delaware corporation*

5.5    Press Release dated February 18, 1997




* The attached copy of the Plan of Merger and Acquisition does not, pursuant to the terms and provisions of Regulation 229.601(b)(2), contain schedules attached to the original Agreement, excepting there is attached to the Exhibit Index a list which briefly identifies the contents of the omitted schedules. Registrant agrees, upon request of the Securities and Exchange Commission, to supplementally furnish a copy of any omitted schedule as identified on the list.

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PAC RIM HOLDING CORPORATION,
                                    a Delaware Corporation



Dated March 4, 1997                 By:  /s/ Paul W. Craig
                                       -------------------------------
                                       Paul W. Craig
                                       Executive Vice President
                                       Chief Financial Officer

                                 EXHIBIT INDEX


EXHIBIT NO.  DESCRIPTION                                                               PAGE
-----------  -----------                                                               ----
5.4          Amended and Restated Agreement and Plan of Merger dated February 17, 1997 by and between Superior National Insurance Group, Inc.; a California
             corporation, SNTL Acquisition Corp., a Delaware corporation, and Pac
             Rim Holding Corporation, a Delaware corporation*

5.5          Press Release dated February 18, 1997



* The attached copy of the Plan of Merger and Acquisition does not, pursuant to the terms and provisions of Regulation 229.601(b)(2), contain schedules attached to the original Agreement, excepting there is attached to this Exhibit Index a list which briefly identifies the contents of the omitted schedules. Registrant agrees, upon request of the Securities and Exchange Commission, to supplementally furnish a copy of any omitted schedule as identified on the list.

                      SECURITIES AND EXCHANGE COMMISSION
                                   FORM 8-K
                            SCHEDULE OF EXHIBITS TO
       EXHIBIT 5.4 -- AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER



     The following is a list and description of the Exhibits and Schedules attached to the Amended and Restated Agreement and Plan of Merger among Superior National Insurance Group, Inc., SNTL Acquisition Corp. and Pac Rim Holding Corporation, dated February 17, 1997.

Schedule 7.11(e):  Description of Severance Program for Pac Rim employees.

Exhibit A:         Certificate of Incorporation of SNTL Acquisition Corp.

Exhibit B:         Bylaws of SNTL Acquisition Corp.

Exhibit C:         Series A Convertible Debentures and Series 1, 2 and 3
                   Detachable Warrants Purchase Agreement and First Amendment to
                   Series A Convertible Debentures and Series 1, 2 and 3
                   Detachable Warrant Purchase Agreement.

Exhibit D:         Schedule of Options Outstanding under Pac Rim Stock Options
                   Plans Including Exercise Price and Vesting Status Thereof
                   (assuming a closing occurs).

Exhibit E:         Series 3 Warrant Surrender Agreement and First Amendment to
                   Series 3 Warrant Surrender Agreement.

Exhibit F:         Executed Insurance Partners Stock Purchase Agreement.

Exhibit G:         Voting Agreement.

Exhibit H:         Compensation Plan for Senior Management Team.

Exhibit I:         Stanley Braun Employment Agreement and Amendments thereto.